Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of Regulus Therapeutics Inc. of our report dated March 9, 2021, with respect to the financial statements of Regulus Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

January 11, 2022